ZALICUS

ZALICUS REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2013

CAMBRIDGE, Mass. – August 1, 2013 – Zalicus Inc. (Nasdaq Capital Market: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain, today reported financial results for the second quarter ended June 30, 2013.

“We made significant progress this quarter advancing the clinical development of our novel ion channel programs Z160, a first-in-class, oral, state dependent, selective N-type calcium channel blocker and Z944, a novel oral T-type calcium channel blocker,” commented Mark H.N. Corrigan, MD, President and CEO of Zalicus. “Enrollment is going well in the two Phase 2 clinical trials of Z160 for the potential treatment of chronic neuropathic pain, including lumbosacral radiculopathy and postherpetic neuralgia and we remain on track to report top line data from both studies in the fourth quarter of 2013. In addition, we plan to initiate a Phase 1b study with Z944 in the third quarter of 2013.”

Second Quarter 2013 and Recent Accomplishments:

·	Z944. Advancing Z944, a novel oral T-type calcium channel (Cav 3.1-3.3) blocker, into further clinical development for the treatment of pain in the third quarter of 2013. The planned Phase 1b study is a state-of-the-art experimental clinical model utilizing Laser-Evoked-Potentials (LEP) to provide an efficient and objective assessment of the activity of Z944 in an induced neuropathic pain state. Results from the LEP study can further inform Zalicus’s development plans for Z944 in a variety of potential pain indications.

·	Z160. Granted a patent by the U.S. Patent and Trademark office (USPTO) covering novel formulations of Z160 and extending its patent protection and exclusivity into 2032. The patent provides broad coverage for a range of novel Z160 pharmaceutical compositions and methods of using these compositions in the treatment of pain. Z160 is a first-in-class, oral, state dependent, selective N-type calcium channel (Cav 2.2) blocker currently in two Phase 2 clinical trials for the potential treatment of chronic neuropathic pain, including lumbosacral radiculopathy which began in the third quarter of 2012 and postherpetic neuralgia which began in the fourth quarter of 2012. Top line data from both studies on the same primary endpoint measuring changes in weekly mean pain score using a numerical rating scale compared to placebo are expected to be available in the fourth quarter of 2013.

·	Scientific Presentations. Presented data highlighting the benefits of Z160 and Z944 at the 32nd Annual Scientific Meeting of the American Pain Society. These data demonstrated the significant progress Zalicus has made in validating the activity of Z160 and Z944 in preclinical models of pain.

·	Publications. Published data on the benefits of utilizing the Zalicus combination High-throughput Screening (cHTS) technology for the potential treatment of ebolavirus infections. The paper, published in Science and Translational Medicine, describes work conducted by Zalicus and collaborators from the U.S. Army Medical Research Institute of Infectious Disease (USAMRIID) and the University of Virginia School of Medicine to screen and identify drugs with antifilovirus activity.

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

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·	Ongoing Financing. Secured a new funding commitment from Lincoln Park Capital in which Zalicus has the right to sell up to $25 million in shares of its common stock at prevailing market prices at the time of sales.

Second Quarter Financial Results (Unaudited):

As of June 30, 2013, Zalicus had cash, cash equivalents, restricted cash and short-term investments of $20.8 million compared to $26.1 million as of March 31, 2013. For the three months ended June 30, 2013, revenue was $3.9 million compared to $2.9 million for the quarter ended June 30, 2012. Zalicus recognized $1.7 million in royalty revenue from Mallinckrodt based on Exalgo® net sales for the quarter ended June 30, 2013 and Zalicus has recognized a total of $12.5 million in royalty revenue from Exalgo since its commercial launch in April 2010 through June 30, 2013.

For the quarter ended June 30, 2013, net loss was $10.6 million, or ($0.08) per share, compared to a net loss of $10.3 million, or ($0.09) per share, in the quarter ended June 30, 2012. The net loss amounts include $2.2 million and $1.0 million of non-cash Exalgo intangible amortization expense in the quarters ended June 30, 2013 and June 30, 2012, respectively. Research and development expenses were $9.8 million in the quarter ended June 30, 2013 compared to $9.9 million in the quarter ended June 30, 2012. General and administrative expenses were $2.1 million in the quarter ended June 30, 2013 compared to $2.3 million in the quarter ended June 30, 2012.

About Zalicus

Zalicus Inc. (Nasdaq Global Market: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain such as Z160 and Z944 and has entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease. To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidates, their potential, and its plans for clinical development, the Zalicus selective ion channel modulation technology, and related preclinical product candidates and intellectual property, Zalicus’s combination drug discovery technology, cHTS, and its financial condition, results of operations, and other business plans. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus and its product candidates may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan,”

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

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“project” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the risks related to the formulation and clinical development of its product candidates Z160 and Z944, the unproven nature of the Zalicus ion channel drug discovery technology, risks related to the sale and marketing of Exalgo by Mallinckrodt, Zalicus’s ability to obtain additional financing or funding for its research and development, and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2013 Zalicus Inc. All rights reserved.

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

Zalicus Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2013	2012	2013	2012

Revenue:
Royalties	$1,713	$1,250	$3,145	$2,368
cHTS services and other
collaborations	2,178	1,674	4,420	2,876

Total revenue	3,891	2,924	7,565	5,244

Operating expenses:
Research and development	9,845	9,861	16,924	20,443
General and administrative	2,059	2,308	4,101	4,971
Amortization of intangible	2,180	973	4,361	1,946
Restructuring	—	28	—	1,129

Total operating expenses	14,084	13,170	25,386	28,489

Loss from operations	(10,193)	(10,246)	(17,821)	(23,245)
Interest income	14	44	37	85
Interest expense	(393)	(563)	(833)	(1,154)
Other income	10	—	8	7

Net loss before provision for income taxes	(10,562)	(10,765)	(18,609)	(24,307)
Income tax benefit	—	441	—	441

Net loss	$(10,562)	$(10,324)	$(18,609)	$(23,866)

Net loss per share—basic and diluted	$(0.08)	$(0.09)	$(0.14)	$(0.22)

Weighted average number of
common shares used in net loss
per share calculation—basic and
diluted	130,226,594	113,730,060	128,734,247	108,760,065

Comprehensive loss	$(10,567)	$(10,331)	$(18,620)	$(23,851)

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

Zalicus Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$2,864	$4,531
Restricted cash	50	50
Short-term investments	16,115	30,059
Accounts receivable	2,329	3,045
Prepaid expenses and other current assets	1,040	684

Total current assets	22,398	38,369
Property and equipment, net	3,016	3,535
Intangible asset, net	13,293	17,654
Restricted cash and other assets	1,803	1,817

Total assets	$40,510	$61,375

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,429	$3,261
Accrued expenses and other current liabilities	5,239	4,841
Deferred revenue	3,822	4,918
Current portion of term loan payable	6,721	6,327
Current portion of lease incentive obligation	284	284

Total current liabilities	17,495	19,631
Term loan payable, net of current portion	5,310	8,772
Deferred revenue, net of current portion	—	600
Deferred rent, net of current portion	383	457
Lease incentive obligation, net of current portion	733	875
Other long-term liabilities	—	14
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000 shares authorized; 133,387 and 127,019 shares issued
and outstanding at June 30, 2013 and December 31, 2012, respectively	133	127
Additional paid-in capital	376,089	371,912
Accumulated other comprehensive income	(1)	10
Accumulated deficit	(359,632)	(341,023)

Stockholders’ equity	16,589	31,026

Total liabilities and stockholders’ equity	$40,510	$61,375

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com